UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 23, 2019
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Penn National Gaming, Inc.
(Exact Name of Registrant as Specified in Charter)
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Pennsylvania (State or Other Jurisdiction of Incorporation)	0-24206 (Commission File Number)	23-2234473 (I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of Principal Executive Offices, and Zip Code)

610-373-2400
Registrant's Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Item 2.01. Completion of Acquisition or Disposition of Assets.
On May 23, 2019, Penn National Gaming, Inc. (the “Company”) completed its previously announced acquisition of the operations of Greektown Casino-Hotel in Detroit, Michigan (“Greektown”) for an aggregate purchase price of approximately $300 million pursuant to the Transaction Agreement (the “Transaction Agreement”) among Penn Tenant III, LLC, a wholly-owned subsidiary of the Company (“OpCo Buyer”), VICI Properties L.P., a wholly-owned subsidiary of VICI Properties Inc. (“VICI”), and Greektown Mothership LLC (“Greektown Parent”).
Pursuant to the Transaction Agreement, OpCo Buyer acquired the limited liability company interests in Greektown Holdings, L.L.C., a direct subsidiary of Greektown Parent (“Holdings”). Immediately prior to such acquisition, Greektown Casino, L.L.C., a direct subsidiary of Holdings, sold the land and real estate assets relating to Greektown to Greektown PropCo LLC, a subsidiary of VICI (“PropCo”), pursuant to a Real Estate Purchase Agreement.
On the closing date, OpCo Buyer and PropCo entered into a triple net lease agreement (the “Lease”) for the Greektown facility having an initial annual rent of approximately $55.6 million and an initial term of 15 years, with four 5-year renewal options. The Company guaranteed OpCo Buyer’s obligations under the Transaction Agreement and the Lease. The acquisition was financed through cash on hand and incremental borrowings under the Company’s revolving credit facility.
The foregoing descriptions of the Transaction Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Transaction Agreement, which is included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 14, 2018 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On May 23, 2019, the Company issued a press release announcing the completion of the transactions described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired. The Company intends to file the financial statements required by Item 9.01(a), if required, in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.
(b) Pro Forma Financial Information. The Company intends to file the pro forma financial information required by Item 9.01(b), if required, in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated May 23, 2019 of Penn National Gaming, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 23, 2019	PENN NATIONAL GAMING, INC.

		By:	/s/ William J. Fair
William J. Fair
Executive Vice President and Chief Financial Officer